Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 19th day of January, 2024.

Panacea Venture Healthcare Fund II, L.P.

By: Panacea Venture Healthcare Fund II GP Company, Ltd., its general partner
By: Panacea Innovation Limited, its sole owner

By:	/s/ James Huang
Name:	James Huang
Title:	Founding Managing Partner

Panacea Venture Healthcare Fund II GP Company, Ltd.

By: Panacea Innovation Limited, its sole owner

By:	/s/ James Huang
Name:	James Huang
Title:	Founding Managing Partner

Panacea Innovation Limited

By:	/s/ James Huang
Name:	James Huang
Title:	Founding Managing Partner

James Huang

/s/ James Huang